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Exhibit 23.1 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59424, 33-79366 and 333-51837) pertaining to the Saga
Communications, Inc. 1992 Stock Option Plan, the Registration Statement (Form S-8 No. 333-28611) pertaining to the Saga Communications, Inc. 1997 Non-Employee Director Stock Option Plan, the Registration Statement (Form S-8 No. 333-63321) pertaining to the Saga Communications, Inc. Employee 401(k) Savings and Investment Plan, the Registration Statement (Form S-8 No. 333-85535) pertaining to the Saga Communications, Inc. Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-107686) pertaining to the Saga Communications, Inc. 2003 Employee Stock Option Plan of our report dated February 27, 2004 with respect to the consolidated financial statements of Saga Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                /s/ Ernst & Young LLP
                                                ------------------------
                                                Ernst & Young LLP

Detroit, Michigan
March 10, 2004